Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Baby Superstore, Inc. for the Registration of 13,841,368 shares of common stock of Toys
"R" Us, Inc. and to the incorporation by reference therein of our report dated March 31, 1996, with respect to the consolidated financial statements of Toys "R" Us, Inc. included in Toys "R" Us, Inc.'s Annual Report (Form 10-K) for the year ended February 3, 1996 with the Securities and Exchange Commission.



                                                 (sig of Ernst & Young LLP)
                                                 ERNST & YOUNG LLP


New York, New York
December 27, 1996